Exhibit 10.2
AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT
     THIS AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of July 29, 2010 is by and between WPP LLC, a Delaware limited liability company (“WPP” or “Buyer”) and Colt, LLC, a Delaware limited liability company (“Seller”). WPP and Seller are sometimes referred to collectively herein as the “Parties” and individually as a “Party.”
RECITALS
     WHEREAS, the Parties entered into that certain Purchase and Sale Agreement dated September 10, 2009 (“PSA”); and
     WHEREAS, the Parties desire to amend certain provisions of the PSA.
     NOW, THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
     1. Sections 2.3 (c), (d) and (e) of the PSA are deleted and restated as follows:
          (c) At the later of (i) December 15, 2010 and (ii) five (5) days after Buyer’s receipt of written notice from Seller of Event 3 (“Closing 3”), Buyer shall pay Seller an aggregate of $70,000,000 by wire transfer of immediately available funds to the same account or another account designated by Seller not less than two days before such payment for the purchase of the Mineral Properties identified on Schedule 2.3(c) by special warranty deed in substantially the form attached as Exhibit B (the “Mineral Deed 3”) and the related Mineral Records; provided that within such five-day period Buyer shall have verified such development; and Buyer shall promptly notify Seller in writing of such verification; provided, however, that if Event 3 shall have occurred, Seller shall use its commercially reasonable best efforts to arrange its affairs to allow it move Closing 3 to January 15, 2011.
          (d) On October 4, 2010 (“Closing 4”), Buyer shall pay Seller an aggregate of $25,000,000 by wire transfer of immediately available funds to the same account or to another account designated by Seller not less than two days before such payment for the purchase of the Mineral Properties identified on Schedule 2.3(d) by special warranty deed in substantially the form attached as Exhibit B (the “Mineral Deed 4”) and the related Mineral Records;
          (e) On October 4, 2010 (“Closing 5”), Buyer shall pay Seller an aggregate of $30,000,000 by wire transfer of immediately available funds to the same account or to another account designated by Seller not less than two days before such payment for the purchase of the Mineral Properties identified on Schedule 2.3(e) by special warranty deed in substantially the form attached as Exhibit B (the “Mineral Deed 5”) and the related Mineral Records;

     2. The definition of Event 4 appearing on Exhibit A to the PSA is deleted.
     3. Except as expressly amended hereby, all other terms and provisions of the PSA continue in full force and effect.
     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 to Purchase and Sale Agreement as of the date first above written.

BUYER:

WPP LLC

By:	NRP (Operating) LLC, its sole member,

By:	/s/ Wyatt Hogan

Name:	Wyatt Hogan
Title:	Vice President — General Counsel

SELLER:

COLT, LLC

By:	/s/ Donald Holcomb

Name:	Donald Holcomb
Title:	Authorized Person